EXHIBIT 21

                 Subsidiaries of the Registrant

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

                                       State or
                                      country of     Percentage
                                    incorporation    of voting
Subsidiaries:                      or organization   securities   Owned by
- ----------------------------       ---------------   ----------   --------

Modine Great Lakes, Inc.           Ohio                  100%    Registrant
Modine Midwest, Inc.               Indiana               100%    Registrant
Modine North Central, Inc.         Minnesota             100%    Registrant
Modine Western, Inc.               California            100%    Registrant
Modine Southeast, Inc.             Florida               100%    Registrant
Modine of Puerto Rico, Inc.        Delaware              100%    Registrant
Modine of Canada, Ltd.             Ontario, Canada       100%    Registrant
Modine Export Sales Corp.          Virgin Islands        100%    Registrant
Modine, Inc.                       Delaware              100%    Registrant
Modine Europe BV                   The Netherlands       100%    Registrant
Modine Handelsgesellschaft mbH     Austria               100%    Registrant
Modine Piedmont, Inc.              North Carolina        100%    Registrant
Modine GmbH                        Germany               100%    Modine, Inc.
TRT Heating Products, Inc.         Rhode Island          100%    Registrant
Industrial Airsystems, Inc.        Minnesota             100%    Registrant
NRF Holding BV ("NRF")             The Netherlands       100%    Modine, Inc.
Modine Heat Transfer, Inc.         Michigan              100%    Registrant
Modine Transferencia de Calor,
  SA de CV                         Mexico                99.6%*  Modine, Inc
NRF Services BV                    The Netherlands       100%    NRF
NRF Radiateuren BV                 The Netherlands       100%    NRF
NRF Thermal Engineering BV         The Netherlands       100%    NRF
Skopimex BV                        The Netherlands       100%    NRF
NRF France SarL                    France                100%    NRF
NRF AS                             Denmark               100%    NRF
NRF BvbA                           Belgium               100%    NRF
NRF Ltd.                           England               100%    NRF
NRF GmbH                           Austria               100%    NRF
NRF GmbH                           Germany               100%    NRF
Austria Warmetauscher GmbH         Austria               100%    Registrant
Langerer & Reich GmbH ("L&R")      Germany               100%    Modine GmbH
Modine Verwaltungs GmbH            Germany               100%    Modine GmbH
Langerer & Reich Automobiltechnik
   GmbH                            Germany               100%    L&R
Hungaro Langerer Gep. Kft.         Hungary               100%    L&R
Modine Asia K.K.                   Japan                 100%    Registrant
Modine Uden B.V.                   The Netherlands       100%    Modine GmbH
Modine S.r.l.                      Italy                 100%    Modine GmbH
Radiadores Montana S.A.            Spain                 100%    NRF
Radinam S.A. de C.V.               Mexico                100%**  Registrant

* Balance of voting securities held by the Registrant.
** One share certificate is held by Modine, Inc.